                                                                  EXHIBIT (99).1

Cognigen Networks, Inc.                     NEWS RELEASE
                                            ------------
6405 218th Street, SW, Suite 305
Mountlake Terrace, Washington 98043        For Immediate Release at 1:30 PM PST
Friday, July 22, 2005
www.cognigen.com

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Cognigen's  Agents Meet for Advanced Online Marketing  Training and Introduction
of New Products and Services

Mountlake  Terrace,  Washington,  July 22  /PRNewswire-First  Call/ --  Cognigen
Networks,   Inc.   (OTC   Bulletin   Board:   CGNW-  news),   the  Seattle  area
Internet-enabled  marketer of communications services and certificated reseller, recently concluded an outstandingly successful sales seminar and training event.
Independent  agents from across the country gathered in Seattle for the two days of advanced  instruction in online marketing  techniques and introduction of new products and services. Among the vendors participating at the sales seminar were
PowerNet Global,  Telarus/Shop4T1,  International  Telcom, OPEX  Communications,
Packet8, Inphonic, VMC Dish and Trinsic.

Thomas S. Smith,  president and CEO of Cognigen,  stated "This  particular event was an  overwhelming  success for the Company,  because it was geared toward the professional  salesperson.  Often direct sales and Internet marketing  companies like ours stage rallies,  jamborees and  motivational  summits that generally do not benefit the  professional  sales agent.  What we accomplished in Seattle was quite  different.  We armed our sales force with real world sales  knowledge and marketing  techniques  that  others pay  thousands  of dollars  for at  advanced educational  institutions.  A highly  qualified and superbly  competent  faculty composed  our  national  trainers  and sales  executives  representing  our most prominent  vendors taught and dialoged with our most  experienced and successful agents."

Robert Probst,  Cognigen's manager for sales and marketing,  who coordinated the event,  commented,  "As I met  privately  with  many  of our top  agents,  I was thrilled  to see their  enthusiasm  for the  direction  in which our  Company is headed. The soon to be announced  diversification to an online shopping mall and travel services creates  significant new avenues to pursue and the potential for tremendous  income streams.  This optimism was further  confirmed at our banquet and awards  presentation,  when Cognigen's president and CEO presented Mr. Shawn
Vinik with a  commissions  check in excess of $105,000,  making this 25 year old sales rep the first  Cognigen  agent to surpass  $100,000  in monthly  earnings.
Cognigen is attracting  quality master agents like Mr. Vinik in droves,  largely due to the high commissions we offer, and our wide range of product offerings"

About Cognigen

Cognigen Networks,  Inc., based in metropolitan  Seattle,  Washington,  offers a wide range of telecommunication services and related technology products via its
Web site, http://www.cognigen.com.  Cognigen's robust marketing engine harnesses distribution  channels  featuring a prominent  Internet  presence,  a network of
independent  agents  and  several  affiliate  groups,   each  having  their  own
customized Web site. Cognigen's agent initiated sales as well as those generated directly off its main website are fulfilled via proprietary  software  utilizing the Internet.  The Company sells its own  proprietary  services  under the Cogni label as a  certificated  reseller  and  carrier,  and resells  the  services of industry  leaders  such  as  2Speak,  AccuLinq,  Inphonic  Cellular,  ShopForT1,
Convergia,  IBN Intertelecom,  The Neighborhood built by MCI, Pioneer Telephone,
OPEX, PowerNet Global, Speakeasy,  UniTel and Trinsic. Cognigen is authorized to operate as an  interstate  and  international  carrier  under Section 214 of the rules of the Federal  Communications  Commission  and is regulated by some state public  utility  commissions  as a reseller of interstate  and  intrastate  long distance  telecommunications  services.  Since  September of 1999,  Cognigen has sold, on behalf of its vendors and for its own account, services and products to approximately 850,000 customers worldwide.

The information herein contains forward-looking statements,  including,  without limitation,  statements relating to Cognigen Networks, Inc. Although the Company believes that the expectations  reflected in the forward-looking  statements are reasonable,  no assurance can be given that such  expectations  will prove to be correct.  The  forward-looking  statements  involve risks and uncertainties that affect the Company's  business,  financial  condition and results of operations, including  without  limitation,  the  Company's  possible  inability  to  become certified  as  a  reseller  in  all  jurisdictions  in  which  it  applies,  the possibility  that the Company's  proprietary  customer base will not grow as the
Company expects,  the Company's  inability to obtain additional  financing,  the
Company's  possible lack of producing agent growth,  the Company's possible lack of revenue  growth,  the  Company's  possible  inability to add new products and services  that generate  increased  sales,  the Company's  possible lack of cash flows,  the  Company's  possible  loss  of key  personnel,  the  possibility  of telecommunications rate changes and technological changes and the possibility of increased competition. Many of these risks are beyond the Company's control. The
Company is not entitled to rely on the safe harbor  provisions of Section 27A of the  Securities  Act of 1933,  as  amended,  or  Section  2lE of the  Securities
Exchange Act of 1934, as amended, when making forward- looking statements.

Source:  Cognigen Networks, Inc.

                  Contact:          Thomas S. Smith
                                    Meridian Center - 9800 Mt. Pyramid Court, Ste 400
                                    Englewood, CO 80112

                                    720-895-1912 voice
                                    720-895-1917 fax
                                    toms@ld.net